Exhibit 99.1

La Direction Commerciale
Mr. Dennis MATHESON Chief Technical Officer TERRESTAR NETWORKS Inc. One Discovery Square 12010 Sunset Hills Road Suite 600 Reston, VA 20190 UNITED STATES OF AMERICA

Evry-Courcouronnes, April, 8th, 2009 Ref.: DC/SC/MCA/CCOU L09-085

SUBJECT: REF:
TERRESTAR LAUNCH DAY ASSIGNMENT.

1). AE Letter DC/SC/MCA/CCOU L09-053 dated March 9th, 2009.
2). TerreStar Letter dated February 27th, 2009.
2). TerreStar-1 LSA DF/SJ/DAR/VLI/DF06-032 dated November 8th, 2006.

Dear Mr. MATHESON,

Due to the recent events surrounding the launch of Herschel Planck, Arianespace was required to evaluate the impacts to the overall launch manifest. Following a complete assessment, Arianespace can confirm the new Launch Day for TerreStar-1 is:

June 24th, 2009

Arianespace believes that this date provides adequate margin for all parties. We are working directly with SSL to finalize the Launch Campaign schedule and activities.

Please provide your acceptance of this new Launch Day assignment. Please let me know if there are any questions.

Sincerely,

/s/ Michael H. CALLARI Michael H. CALLARI TerreStar Program Director

Copies: TERRESTAR : T. PINNEY ARIANESPACE : J. BRETON - P. LOIRE - J. RIVES - W. KERNISAN

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